EXHIBIT 10.3

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, dated as of the ________ day of _____________________,
1997, by and among Coastal Bank Corporation (the "Company"), Coastal Bank, N.A. (in organization), a proposed national bank to be organized under the laws of the United States (the "Bank") (the Company and the Bank are collectively referred to herein as the "Employer"), and Sidney T. Jackson (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company, as organizers of the Bank, are seeking approval from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation to charter a national bank, the deposits of which will be federally insured, in Naples, Florida; and

         WHEREAS, the Company will seek approval from the Federal Reserve Bank of Atlanta and the Federal Reserve Board to acquire the Bank and to become a bank holding company; and

         WHEREAS, Employer has agreed to employ Executive as the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank pursuant to an Employment Agreement dated as of ________________________ , 1997 by and between Employer and Executive ("Employment Agreement"); and

         WHEREAS, the Bank and the Company desire to offer certain compensation and incentives to Executive for outstanding performance of his duties under said Employment Agreement, including the stock option granted to Executive in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

1. GRANT OF OPTIONS.

         Subject to the terms and conditions set forth herein, the Company hereby grants to Executive the right to purchase up to 25,000 shares of the Company's common stock, par value $.01 per share ("Stock"), at a price of $10.00 per share, subject to adjustment as provided in Section 4 hereof ("Option").

2. ADMINISTRATION.

         2.1 COMPOSITION OF THE COMMITTEE. This Agreement shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, composed of all of the Non-Employee Directors of the Company, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act").


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         2.2 POWERS OF THE COMMITTEE. The Committee shall have the authority to administer, construe and interpret this Agreement and to make all determinations necessary or advisable for the administration of this Agreement. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Agreement shall be final, conclusive and binding upon the Executive and any person validly claiming under or through the Executive, provided however that the Committee may not exercise the powers provided by this Subsection 2.2 in an arbitrary and capricious manner.

3. EXERCISE OF PURCHASE RIGHTS.

         3.1 EXERCISEABILITY. Except as provided below with respect to a change of control, Executive may exercise the Option only as follows:

              (i) no part of the Option may be exercised prior to April 1, 1999;

              (ii) beginning April 1, 1999, the Option may be exercised to a maximum of 5,000 of the shares of Stock subject to this Agreement;

              (iii) beginning April 1, 2000, the Option may be exercised up to an additional 5,000 of the shares of Stock subject to this Agreement.

              (iv) beginning April 1, 2001, the Option may be exercised up to an additional 5,000 of the shares of Stock subject to this Agreement.

              (v) beginning April 1, 2002, the Option may be exercised up to an additional 5,000 of the shares of Stock subject to this Agreement.

              (vi) beginning April 1, 2003, the Option may be exercised up to an additional 5,000 of the shares of Stock subject to this Agreement.

         To the extent that any portion of the Option has not already been exercised, Executive may immediately exercise the remaining portion of the Option upon a change of control of the Company or the Bank. As used in this agreement, a "change in control of this Company or the Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company or the Bank in fact is required to comply with Regulation 14A; provided that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Company or the Bank, respectively, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 20% or more of the combined voting power of the Company's or the Bank's then outstanding securities.


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        Notwithstanding the foregoing, to the extent that any portion of the
Option has not been exercised, this Agreement shall terminate and be of no further force and effect, and the Option shall expire, on the earliest of (a) ninety (90) days after termination of Executive's employment with the Company and the Bank for any reason except death, disability or retirement, (b) twelve months after termination of Executive's employment with the Company and the Bank because of his death, disability or retirement, or (c) January 1, 2007.

         3.2 EXERCISE OF OPTION. The Option may be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, accompanied by (i) full payment of the purchase price with respect to that portion of the Option being exercised and (ii) any amounts required to be withheld pursuant to applicable income tax laws in connection with such exercise. Until the Company notifies Executive to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option. The aggregate purchase price for the shares of Stock to be purchased shall be paid in cash, by certified check or by such other lawful consideration as the Committee may approve. Upon the exercise of the Option, the Company shall deliver to Executive a certificate or certificates representing the number of shares of Stock being issued to and purchased by Executive, free and clear of encumbrances.

         3.3 RESTRICTION UPON SHARES OF STOCK ISSUED UPON EXERCISE. Executive further agrees, for himself and his successors, that, upon the issuance of any shares of Stock upon exercise of the Option, he will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no action" letter with respect to such disposition; or (c) such registration or notification as is required, in the opinion of counsel for the Company, for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated hereby to file any such registration or notification. Executive further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         The type and number of shares of Stock subject to the Option and the purchase price per share shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

5. RIGHTS AS STOCKHOLDER.

         Executive shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until and unless as certificate or certificates representing such shares are issued to


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


Executive pursuant to Section 3.2 of this Agreement. Except as provided in
Section 4, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

6. NO RIGHT TO EMPLOYMENT.

         Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or the Bank to employ Executive for any period of time.

7. NONTRANSFERABILITY.

         The Option is not transferable by Executive other than by will or by the laws of descent and distribution, and is exercisable, during Executive's lifetime, only by Executive or, during his disability, by his legal representative, or, after his death, by his estate.

8. MISCELLANEOUS.

         8.1 HEADINGS. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

         8.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder other than the Employment Agreement and documents referred to therein and supersedes all prior arrangements or understandings with respect thereto written or oral. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         8.3 MODIFICATION. No modification or amendment of this Agreement shall be valid unless it is in writing and signed by the Executive and by a duly designated member of the Committee on behalf of the Employer.

         8.4 SUCCESSORS. The terms and conditions of this Agreement shall be binding upon and inure to the benefits of the parties thereto and their respective heirs, personal representatives and successors.

         8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida applicable to agreements made and entirely to be performed within such jurisdiction except to the extend that federal law may be applicable.

         8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the day and year first written above.

COASTAL BANK CORPORATION                    SIDNEY T. JACKSON

By
  ----------------------                    ------------------------
     Title:
           -------------
COASTAL BANK

By
  ----------------------
     Title:
           -------------


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                                    EXHIBIT A

                               EXERCISE OF OPTION

Board of Directors
Coastal Bank Corporation

Gentlemen:

         The undersigned, the optionee under the Stock Option Agreement dated as of_____ ,1997 hereby irrevocably elects to exercise the Option granted in the Agreement to purchase _____ shares of Common Stock of Coastal Bank Corporation, par value $.01 per share, and herewith makes payment of $ ____________.

Dated:
      -------------                              -----------------------
                                                 Sidney T. Jackson

Date Received:
              ---------------

Received by:
            -----------------

Title:
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